               AMENDMENT dated as of February 22, 1999 (this "Amendment"), to the Formation Agreement dated as of January 10, 1999 (the "Formation Agreement"), among Information Handling Services Inc., a Delaware corporation ("IHS"), and Certain Shareholders of International CompuTex, Inc., a Georgia corporation ("ICI"), identified in Appendix A (the "Founders").


          WHEREAS IHS and the Founders have entered into the Formation
Agreement;

          WHEREAS IHS and the Founders desire to amend the Formation Agreement;

          NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Amendment, the parties hereto hereby agree:

          SECTION 1.  Amendments.  Clause (ii)(A) of Section 8.01 of the
                      -----------
Formation Agreement is hereby amended to delete the reference to "March 29, 1999" contained therein and to replace such reference with "April 30, 1999".

          SECTION 2.  Representations and Warranties.  (a) IHS hereby represents
                      -------------------------------
and warrants to the Founders that (i) IHS has full power and authority to execute this Amendment, (ii) the execution and delivery by IHS of this Amendment have been duly authorized by all necessary corporate action on the part of IHS, and no other corporate proceedings on the part of IHS are necessary to authorize this Amendment, (iii) IHS has duly executed and delivered this Amendment and
(iv) this Amendment constitutes a legal, valid and binding obligation of IHS, enforceable against IHS in accordance with its terms.

     (b) Each of the Founders hereby represents and warrants to IHS that (i) each of the Founders has full power and authority to execute this Amendment,
(ii) each of the Founders has duly executed and delivered this Amendment and
(iii) this Amendment constitutes a legal, valid and binding obligation of such Founder, enforceable against such Founder in accordance with its terms.

          SECTION 3.  Headings.  The headings contained in this Amendment are
                      ---------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

          SECTION 4.  Counterparts.  This Amendment may be executed in one or
                      -------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

          SECTION 5.  Governing Law.  This Amendment shall be governed by, and
                      --------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 6.  Consent to Jurisdiction.  Each of the parties hereto (a)
                      ------------------------
consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises regarding this Amendment, (b) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees not to bring any action relating to this Amendment in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to, or arising out of, this Amendment.

          SECTION 7.  Full Force and Effect.  Except as specifically amended by
                      ----------------------
this Amendment, the Formation Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Formation Agreement, the terms "hereof" and "hereto", and words of similar import, shall, unless the context otherwise requires, refer to the Formation Agreement as amended by this Amendment. Any reference in any document to the Formation Agreement shall be deemed to be a reference to the Formation Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, IHS has caused this Amendment to be signed by its officer thereunto duly authorized, and each of the Founders has signed this Amendment, all as of the date first written above.

                         INFORMATION HANDLING SERVICES
                         INC.

                         by________________________________________
                              Name:  Stephen Green
                              Title: Vice President

                         ___________________________________________
                              Haim E. Dahan

                         ___________________________________________
                              Michael J. Galvin

                         __________________________________________
                              Patricia Tuxbury Salem

                         __________________________________________
                              Peter W. Jeng

                         __________________________________________
                              James L. McAlarney, III

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

                                                                      APPENDIX A
                                    Founders
                                    --------



Haim E. Dahan

Michael J. Galvin

Patricia Tuxbury Salem

Peter W. Jeng

James L. McAlarney, III

                                       3